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                                                                    EXHIBIT 10.3

                                November 7, 1997

TCI Music, Inc.
8101 East Prentice Avenue, Suite 500
Englewood, Colorado  80111
Attn: J. Wendy Kim, Vice President-Finance

     Re: Promissory Note in the amount of $40,000,000 dated July 11, 1997 made by TCI Music, Inc., as Borrower (the "Note"), payable to Tele-Communications, Inc., as Lender

Ladies and Gentlemen:

     This letter sets forth the terms of the extension of the Termination Date with respect to the above-referenced Note, which is attached to this letter as Exhibit A. Any capitalized term not otherwise defined in this letter will have the meaning given to it in the Note.

     The first two sentences in the second paragraph of the Note are amended and restated as follows:

     "The outstanding Principal and all accrued interest thereon shall be due and payable in full on January 10, 1999 (the "Extended Termination Date"). Lender will waive interest accrued from July 11, 1997 through January 10, 1998 (the "Original Termination Date") if all outstanding Principal is paid in full as of the Original Termination Date. If all outstanding Principal is not paid as of the Original Termination Date, any and all interest accrued beginning July 11, 1997 and through the date of payment shall be due and payable."

     Subject to the provisions above, all terms and provisions of the Note will remain in full force and effect.

     Please confirm the agreement of TCI Music, Inc. to the above by signing below on behalf of TCI Music, Inc.

                                            Sincerely,

                                            TELE-COMMUNICATIONS, INC.


                                            By: /s/ Stephen M. Brett
                                               --------------------------------
                                            Name: Stephen M. Brett
                                            Title:   Executive Vice President

Confirmed and Agreed:

TCI MUSIC, INC.


By: /s/ Joanne Wendy Kim
   --------------------------------
Name: Joanne Wendy Kim
Title:   Vice President-Finance


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                                    EXHIBIT A

                                 PROMISSORY NOTE


$40,000,000                                                       July 11, 1997


     FOR VALUE RECEIVED, TCI Music, Inc., a Delaware corporation, whose address is 5619 DTC Parkway, Englewood, Colorado 80111 (the "Borrower"), unconditionally promises to pay to the order of Tele-Communications, Inc., a Delaware corporation (the "Lender") the principal amount of Forty Million Dollars (the "Principal"), with interest on the outstanding Principal balance from and after July 11, 1997 at the rate of 10% per annum. Interest shall accrue on a daily basis and shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days. This Note is made pursuant to the terms of the Contribution Agreement dated July 11, 1997 by and between the Borrower and the Lender.

     The outstanding Principal and all accrued interest thereon shall be due and payable in full on January 10, 1998 (the "Termination Date"); provided that Lender will waive interest accrued from July 11, 1997 through the Termination Date if all outstanding Principal is paid in full as of such Termination Date. If all outstanding Principal is not paid as of the Termination Date, any and all interest accrued beginning July 11, 1997 and through the date of payment shall be due and payable. All payments of Principal and interest shall be paid in lawful money of the United States in immediately available funds at 5619 DTC Parkway, Englewood, Colorado 80111 or such place as may hereafter be designated by written notice from the Lender to the Borrower. All payments made on this Note shall be credited, first, to interest due on the outstanding Principal balance of this Note and, second, to the reduction of the Principal balance under this Note.

     The Borrower may prepay amounts owed under this Note, in whole or in part, at any time without premium or penalty. Any partial prepayment shall first be applied to any unpaid interest accrued at the time of prepayment on the outstanding Principal and then to Principal.

     The Borrower waives presentment, demand, protest and notice of any kind.

     In the event of any action at law or suit in equity with respect to this Note, the Borrower, in addition to all other sums which it may be required to pay hereunder, will pay a reasonable sum for attorneys' fees and expenses incurred by the Lender in connection with such action or suit and all other costs and expenses of collection.

     In the absence of manifest error, the unpaid Principal balance and unpaid accrued interest from time to time applicable to such balance shall be determined from the records of the Lender or the holder of this Note.



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     This Note is executed and delivered in, and shall in all respects be governed by and construed in accordance with, the laws of the State of Colorado, including all matters of construction, validity and performance, shall bind the Borrower, its successors and assigns, and shall inure to the benefit of any holder hereof, its successors and assigns.

                                           TCI MUSIC, INC.


                                           By: /s/ David Koff
                                              ----------------------------
                                               Name:  David Koff
                                               Title:  President